Exhibit 99.2

Solid Biosciences Announces Stockholder Approval of Acquisition of AavantiBio

- Transactions to create a precision genetic medicine company focused on neuromuscular and cardiac rare diseases -

CHARLESTOWN, Mass., December 1, 2022 – Solid Biosciences Inc. (Nasdaq: SLDB), a life sciences company focused on advancing meaningful therapies for Duchenne muscular dystrophy (Duchenne), today announced the results of the special meeting of the stockholders held on December 1, 2022. At the special meeting, Solid’s stockholders voted in favor of all proposals, including the proposal to issue shares of Solid’s common stock to stockholders of AavantiBio in connection with the acquisition of AavantiBio pursuant to the agreement and plan of merger dated September 29, 2022 (the “Merger Agreement”) and to certain institutional investors in connection with a concurrent $75 million private placement. AavantiBio, Inc. is a privately held gene therapy company focused on transforming the lives of patients with Friedreich’s ataxia and rare cardiomyopathies.

Subject to the satisfaction or waiver of the other customary closing conditions, the closings of the Merger Agreement and the private placement are anticipated to take place on or around Friday, December 2, 2022. The combined company will focus on advancing a portfolio of neuromuscular and cardiac programs, led by SGT-003, a differentiated gene transfer candidate, for the treatment of Duchenne. Additional pipeline programs include AVB-202, a gene transfer candidate for the treatment of Friedreich’s ataxia, AVB-401 for BAG3 mediated dilated cardiomyopathy, and additional assets for the treatment of undisclosed cardiac diseases.

About Solid Biosciences

Solid Biosciences is a life sciences company focused on advancing transformative treatments to improve the lives of patients living with Duchenne. Disease-focused and founded by a family directly impacted by Duchenne, our mandate is simple yet comprehensive – work to address the disease at its core by correcting the underlying mutation that causes Duchenne with our gene therapy candidate SGT-003. For more information, please visit www.solidbio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future expectations, plans and prospects for Solid, AavantiBio and the combined company following the anticipated consummation of the acquisition; the anticipated benefits of the acquisition; the anticipated timing of the acquisition and private placement; the excepted management team of the combined company; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “working” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with completion of the proposed acquisition and private placement in a timely manner or on the anticipated terms or at all; the satisfaction (or waiver) of closing conditions to the consummation of the acquisition and the private placement; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement or the private placement; the effect of the announcement or pendency of the acquisition on Solid’s or AavantiBio’s business relationships, operating results and business generally; the ability to recognize the anticipated benefits of the acquisition; the outcome of any legal proceedings that may be instituted against Solid or AavantiBio following any announcement of the proposed acquisition and related transactions; the ability to obtain or maintain the listing of the common stock of the combined company on the Nasdaq Stock Market following the proposed acquisition; risks related to Solid’s and AavantiBio’s ability to estimate their respective operating expenses and expenses associated with the transaction, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; costs related to the proposed acquisition, including unexpected costs, charges or expenses resulting from the acquisition; changes in applicable laws or regulation; the possibility that Solid or AavantiBio may be adversely affected by other economic, business and/or competitive factors; competitive responses to the transactions; as well as the company’s ability to advance its SGT-003 program on the timelines expected or at all; obtain and maintain necessary approvals from the FDA and other regulatory authorities; obtain and maintain the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring board; replicate in clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; whether the methodologies, assumptions and applications the company utilizes to assess particular safety or efficacy parameters will yield meaningful statistical results; advance the development of its product candidates under the timelines it anticipates in current and future clinical trials; successfully transition, optimize and scale its manufacturing process; obtain, maintain or protect intellectual property rights related to its product candidates; compete successfully with other companies that are seeking to develop Duchenne treatments and gene therapies; manage expenses; and raise the substantial additional capital needed, on the timeline necessary, to continue development of SGT-003 and other product candidates, achieve its other business objectives and continue as a going concern. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the company’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the company’s views as of the date hereof and should not be relied upon as representing the company’s views as of any date subsequent to the date hereof. The company anticipates that subsequent events and developments will cause the company’s views to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so.

Investor Contact:

David Carey

FINN Partners

212-867-1768

David.Carey@finnpartners.com

Media Contact:

Erich Sandoval

FINN Partners

917-497-2867

Erich.Sandoval@finnpartners.com